Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 3, 2005
PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas	78746

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
     On August 3, 2005, Perficient, Inc. announced its financial results for the three and six months ended June 30, 2005. A copy of the press release issued on August 3, 2005 concerning the financial results is filed herewith as Exhibit 99.1.
     The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
USE OF NON-GAAP FINANCIAL INFORMATION
     To supplement our consolidated financial statements presented in accordance with generally accepted accounting principals (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA and Cash Earnings Per Share, which are adjusted from results based on GAAP to exclude certain expenses. Perficient believes that these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. These non-GAAP measures are provided to enhance the user’s overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. The non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits.
99.1	Perficient, Inc. Press Release issued on August 3, 2005 announcing financial results for the three and six months ended June 30, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.
Date: August 5, 2005	By:	/s/ Michael D. Hill
Michael D. Hill
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
99.1	Press release dated August 3, 2005, of the Registrant.